Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2021, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-250964) and related Prospectus of Cerevel Therapeutics Holdings, Inc. for the registration of 42,437,330 shares of its common stock and 166,333 warrants to purchase shares of common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 24, 2021